December 18, 2014

Princeton Private Equity Fund

8000 Norman Center Drive, Suite 630

Minneapolis, MN 55437

Re:

Princeton Private Equity Fund

File No. 811-23000

Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with the Registration Statement on Form N-2 for Princeton Private Equity Fund.  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 1 under the Investment Company Act of 1940 (the “Amendment”) and consent to all references to us in the Amendment.

Very truly yours,

/s/ THOMPSON HINE LLP

THOMPSON HINE LLP

966760.1